Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229435 and No. 333-206633) and N-2 (No. 333-283735) of Hercules Capital, Inc. of our report dated February 12, 2026 relating to the financial statements, financial statement schedules, senior securities table, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Senior Securities” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 12, 2026

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